UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On March 20, 2007, the Registrant entered into a number of amendments to its financing arrangements with Laurus Master Fund, Ltd. (“Laurus”) primarily to permit the Registrant to defer monthly principal payments under its Term Note with Laurus, at the Registrant’s option, otherwise due for any of the months from March 2007 through February 2008 in exchange for issuing Laurus Warrants to purchase 108,000 shares of Common Stock of the Registrant at an exercise price of $0.90 per share for each month of postponed principal. The Registrant has exercised its option to defer the principal payment due March 1, 2007 and has issued a Warrant to Laurus. In addition, the Registrant and Laurus have entered into a side letter confirming the parties’ prior agreement to terminate Laurus’s registration and certain anti-dilution rights.

ITEM 9.01 Financial Statements and Exhibits

(c) The following exhibits are filed as part of this Report:

10.1	Amendment No. 1, dated as of February 28, 2007, to Securities Purchase Agreement by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.

10.2	Secured Term Note, dated February 13, 2006, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.3.	Common Stock Purchase Warrant, dated March 1, 2007, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.4	Side Letter, dated October 31, 2006, between Creative Vistas, Inc. and Laurus Master Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date: March 20, 2007	By:	/s/ Sayan Navaratnam
Name: Sayan Navaratnam
Title: Chief Executive Officer